N E W S R E L E A S E

CONTACT: Paul Seavey                             FOR IMMEDIATE RELEASE
(800) 247-5279                          April 23, 2018

ELS REPORTS FIRST QUARTER RESULTS
Continued Strong Performance
CHICAGO, IL – April 23, 2018 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter ended March 31, 2018. All per share results are reported on a fully diluted basis unless otherwise noted.
Financial Results for the Quarter Ended March 31, 2018
For the quarter ended March 31, 2018, total revenues increased $13.6 million, or 5.9 percent, to $246.0 million compared to $232.4 million for the same period in 2017. Net income available for Common Stockholders for the quarter ended March 31, 2018 increased $3.3 million, or $0.03 per Common Share, to $60.2 million, or $0.68 per Common Share, compared to $56.9 million, or $0.65 per Common Share, for the same period in 2017.
Non-GAAP Financial Measures and Portfolio Performance
For the quarter ended March 31, 2018, Funds from Operations (“FFO”) available for Common Stock and OP Unit holders increased $5.1 million, or $0.04 per Common Share, to $98.2 million or $1.04 per Common Share, compared to $93.1 million, or $1.00 per Common Share, for the same period in 2017.
For the quarter ended March 31, 2018, Normalized Funds from Operations (“Normalized FFO”) available for Common Stock and OP Unit holders increased $4.7 million, or $0.04 per Common Share, to $97.9 million, or $1.04 per Common Share, compared to $93.2 million, or $1.00 per Common Share, for the same period in 2017.
For the quarter ended March 31, 2018, property operating revenues, excluding deferrals, increased $12.7 million to $234.7 million compared to $222.0 million for the same period in 2017. For the quarter ended March 31, 2018, income from property operations, excluding deferrals and property management, increased $5.9 million to $141.5 million compared to $135.6 million for the same period in 2017.
For the quarter ended March 31, 2018, Core property operating revenues, excluding deferrals, increased approximately 5.6 percent and Core income from property operations, excluding deferrals and property management, increased approximately 4.4 percent compared to the same period in 2017.
Investment Activity
During the quarter, we completed the acquisition of Kingswood, a 229-site manufactured home community located in Riverview, Florida. The purchase price was $17.5 million, including $0.4 million of transaction costs, and was funded with available cash.
During the quarter, we completed the acquisition of Serendipity, a 425-site manufactured home community located in Clearwater, Florida. The purchase price was $30.7 million, including $0.6 million of transaction costs, and was funded with available cash, a loan assumption of $9.2 million, and new loan proceeds of $8.8 million.
On April 20, 2018, we completed the acquisition of Holiday Travel Park, a 613-site RV Resort in Holiday, Florida. The purchase price was $22.3 million and was funded with available cash and proceeds from our line of credit.

i

Balance Sheet Activity
During the quarter, we closed on one loan with gross proceeds of approximately $64.0 million. The loan has a maturity of 20 years, carries an interest rate of 4.83% per annum, and is secured by two RV resorts.
About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. As of April 23, 2018, we own or have an interest in 409 quality properties in 32 states and British Columbia consisting of 152,658 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live webcast of our conference call discussing these results will take place tomorrow, Tuesday, April 24, 2018, at 10:00 a.m. Central Time. Please visit the Investor Information section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.
Reporting Calendar
Quarterly financial results and related earnings conference calls for the next three quarters are expected to occur as follows:

	Release Date	Earnings Call
Second Quarter 2018	Monday, July 23, 2018	Tuesday, July 24, 2018 10:00 a.m. CT
Third Quarter 2018	Monday, October 22, 2018	Tuesday, October 23, 2018 10:00 a.m. CT
Fourth Quarter 2018	Monday, January 28, 2019	Tuesday, January 29, 2019 10:00 a.m. CT
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate," "expect," "believe," "project," "intend," "may be" and "will be" and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
our ability to control costs and real estate market conditions, our ability to retain customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2018 estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

•	our ability to renew our insurance policies at existing rates and on consistent terms;

•
in the age-qualified properties, home sales results could be impacted by the ability of potential home buyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single-family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

ii

•	the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of changes in accounting for Leases set forth under the Codification Topic "Leases";

•	the outcome of pending or future lawsuits or actions brought against us, including those disclosed in our filings with the Securities and Exchange Commission; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.

For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports.
These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

iii

Investor Information

Equity Research Coverage (1)
Robert W. Baird & Company	BMO Capital Markets	Green Street Advisors
Drew T. Babin	John Kim	John Pawlowski/ Ryan Lumb
215-553-7816	212-885-4115	949-640-8780
dbabin@rwbaird.com	johnp.kim@bmo.com	jpawlowski@greenst.com
rlumb@greenstreetadvisors.com

Bank of America Merrill Lynch Global Research	Citi Research	Wells Fargo Securities
Jeffrey Spector/ Joshua Dennerlein	Michael Bilerman/ Nick Joseph	Todd Stender
646-855-1363	212-816-1383	562-637-1371
jeff.spector@baml.com	michael.bilerman@citi.com	todd.stender@wellsfargo.com
joshua.dennerlein@baml.com	nicholas.joseph@citi.com

Evercore ISI
Steve Sakwa/ Samir Khanal
212-466-5600
steve.sakwa@evercoreisi.com
samir.khanal@evercoreisi.com

______________________

1.
Any opinions, estimates or forecasts regarding our performance made by these analysts or agencies do not represent our opinions, forecasts or predictions. We do not by reference to these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.

1Q 2018 Supplemental information	1	Equity LifeStyle Properties, Inc.

Financial Highlights

(In millions, except Common Stock and OP Units outstanding and per share data, unaudited)

	As of and for the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Operating Information
Total revenues	$246.0	$230.0	$241.6	$221.3	$232.4
Net income	$64.2	$48.0	$54.9	$44.5	$63.1
Net income available for Common Stockholders	$60.2	$45.0	$48.5	$39.5	$56.9
Adjusted EBITDA (1)	$122.0	$106.7	$111.5	$100.8	$118.9
FFO available for Common Stock and OP Unit holders (1)(2)	$98.2	$79.4	$84.3	$74.9	$93.1
Normalized FFO available for Common Stock and OP Unit holders (1)(2)	$97.9	$82.6	$85.1	$75.1	$93.2
Funds available for distribution (FAD) available for Common Stock and OP Unit holders (1)(2)	$89.1	$72.6	$74.0	$63.5	$86.0

Common Stock Outstanding (In thousands) and Per Share Data
Common Stock and OP Units, end of the period	94,565	94,420	93,334	92,840	92,780
Weighted average Common Stock and OP Units outstanding - fully diluted	94,577	94,295	93,324	93,063	93,011
Net income per Common Share - fully diluted	$0.68	$0.51	$0.56	$0.45	$0.65
FFO per Common Share - fully diluted	$1.04	$0.84	$0.90	$0.81	$1.00
Normalized FFO per Common Share - fully diluted	$1.04	$0.88	$0.91	$0.81	$1.00
Dividends per Common Share	$0.550	$0.488	$0.488	$0.488	$0.488

Balance Sheet
Total assets	$3,690	$3,610	$3,526	$3,485	$3,471
Total liabilities	$2,589	$2,510	$2,511	$2,386	$2,371

Market Capitalization
Total debt	$2,264	$2,224	$2,200	$2,072	$2,078
Total market capitalization (3)	$10,564	$10,629	$10,141	$10,224	$9,364

Ratios
Total debt / total market capitalization	21.4%	20.9%	21.7%	20.3%	22.2%
Total debt + preferred stock / total market capitalization	21.4%	20.9%	21.7%	21.6%	23.6%
Total debt / Adjusted EBITDA (4)	5.1	5.1	5.1	4.9	5.0
Interest coverage (5)	4.4	4.4	4.4	4.3	4.2
Fixed charges + preferred distributions coverage (6)	4.2	4.1	4.0	3.9	3.8

______________________

1.
See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definitions of Adjusted EBITDA, FFO, Normalized FFO and FAD; and reconciliation of Consolidated net income to Adjusted EBITDA.

2.
See page 7 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD available for Common Stock and OP Unit holders.

3.	See page 16 for market capitalization calculation as of March 31, 2018.

4.
Calculated using trailing twelve months Adjusted EBITDA. We believe trailing twelve months Adjusted EBITDA provides additional information for determining our ability to meet future debt service requirements.

5.	Interest coverage is calculated by dividing trailing twelve months Adjusted EBITDA by the interest expense incurred during the same period.

6.
See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for a definition of fixed charges. This ratio is calculated by dividing trailing twelve months Adjusted EBITDA by the sum of fixed charges and preferred stock dividends during the same period.

1Q 2018 Supplemental information	2	Equity LifeStyle Properties, Inc.

Balance Sheet

(In thousands, except share and per share data)

	March 31, 2018	December 31, 2017
	(unaudited)
Assets
Investment in real estate:
Land	$1,249,414	$1,221,375
Land improvements	3,077,835	3,045,221
Buildings and other depreciable property	658,735	649,217
	4,985,984	4,915,813
Accumulated depreciation	(1,547,574)	(1,516,694)
Net investment in real estate	3,438,410	3,399,119
Cash	73,891	31,085
Notes receivable, net	34,913	49,477
Investment in unconsolidated joint ventures	57,491	53,080
Deferred commission expense	39,550	31,443
Escrow deposits, goodwill, and other assets, net	45,828	45,828
Total Assets	$3,690,083	$3,610,032
Liabilities and Equity
Liabilities:
Mortgage notes payable	$2,040,506	$1,971,715
Term loan	198,383	198,302
Unsecured line of credit	—	30,000
Accrued expenses and accounts payable	85,665	80,744
Deferred revenue – upfront payments from right-to-use contracts	110,267	85,596
Deferred revenue – right-to-use annual payments	13,111	9,932
Accrued interest payable	8,501	8,387
Rents and other customer payments received in advance and security deposits	80,500	79,267
Distributions payable	52,011	46,047
Total Liabilities	2,588,944	2,509,990
Equity:
Stockholders’ Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized as of December 31, 2017 and March 31, 2018; none issued and outstanding.	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized as of March 31, 2018 and December 31, 2017; 88,738,205 and 88,585,160 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	883	883
Paid-in capital	1,245,214	1,242,109
Distributions in excess of accumulated earnings	(215,749)	(211,980)
Accumulated other comprehensive income	2,815	942
Total Stockholders’ Equity	1,033,163	1,031,954
Non-controlling interests – Common OP Units	67,976	68,088
Total Equity	1,101,139	1,100,042
Total Liabilities and Equity	$3,690,083	$3,610,032

1Q 2018 Supplemental information	3	Equity LifeStyle Properties, Inc.

Consolidated Income Statement

(In thousands, unaudited)

	Quarters Ended
	March 31,
	2018	2017
Revenues:
Community base rental income	$126,739	$120,692
Rental home income	3,515	3,605
Resort base rental income	64,254	61,068
Right-to-use annual payments	11,519	11,252
Right-to-use contracts current period, gross	3,162	3,206
Right-to-use contract upfront payments, deferred, net	(1,285)	(775)
Utility and other income	25,521	22,126
Gross revenues from home sales	8,309	7,027
Brokered resale revenue and ancillary services revenues, net	1,401	1,661
Interest income	1,950	1,770
Income from other investments, net	940	757
Total revenues	246,025	232,389

Expenses:
Property operating and maintenance	74,908	68,054
Rental home operating and maintenance	1,424	1,551
Real estate taxes	14,135	14,037
Sales and marketing, gross	2,812	2,690
Right-to-use contract commissions, deferred, net	(24)	(84)
Property management	13,681	12,560
Depreciation on real estate assets and rental homes	31,322	30,109
Amortization of in-place leases	1,052	1,032
Cost of home sales	8,574	7,119
Home selling expenses	1,075	925
General and administrative	8,038	7,373
Other expenses	343	219
Interest and related amortization	25,703	24,879
Total expenses	183,043	170,464
Income before equity in income of unconsolidated joint ventures	62,982	61,925
Equity in income of unconsolidated joint ventures	1,195	1,150
Consolidated net income	64,177	63,075

Income allocated to non-controlling interest-Common OP Units	(3,955)	(3,890)
Perpetual preferred stock dividends and original issuance costs	—	(2,297)
Net income available for Common Stockholders	$60,222	$56,888

1Q 2018 Supplemental information	4	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

1Q 2018 Supplemental information	5	Equity LifeStyle Properties, Inc.

First Quarter 2018 - Selected Non-GAAP Financial Measures

(In millions, except per share data, unaudited)

Quarter Ended
March 31, 2018
Income from property operations, excluding deferrals and property management - 2018 Core (1)	$139.3
Income from property operations, excluding deferrals and property management - Non-Core (1)	2.2
Property management and general and administrative	(21.7)
Other income and expenses	3.9
Financing costs and other	(25.8)
Normalized FFO available for Common Stock and OP Unit holders (2)	97.9
Insurance proceeds due to catastrophic weather event (3)	0.3
FFO available for Common Stock and OP Unit holders (2)	$98.2

Normalized FFO per Common Share - fully diluted	$1.04
FFO per Common Share - fully diluted	$1.04

Normalized FFO available for Common Stock and OP Unit holders (2)	$97.9
Non-revenue producing improvements to real estate	(8.8)
FAD available for Common Stock and OP Unit holders (2)	$89.1

Weighted average Common Stock and OP Units - fully diluted	94.6

__________________

1.
See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definitions of Non-GAAP financial measures Income from property operations, excluding deferrals and property management, Core, Non-Core, and reconciliation of income from property operations, excluding deferrals and property management to Net income available to Common Stockholders. See page 9 for details of the 2018 Core Income from Property Operations, excluding deferrals and property management. See page 10 for details of the Income from Property Operations, excluding deferrals and property management for the Non-Core properties.

2.
See page 7 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD available for Common Stock and OP Unit holders. See definitions of Non-GAAP financial measures of FFO, Normalized FFO and FAD and Non-revenue producing improvements in Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information.

3.	Represents insurance recovery revenue in excess of expenses related to Hurricane Irma.

1Q 2018 Supplemental information	6	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended
	March 31,
	2018	2017
Net income available for Common Stockholders	$60,222	$56,888
Income allocated to Common OP Units	3,955	3,890
Right-to-use contract upfront payments, deferred, net (1)	1,285	775
Right-to-use contract commissions, deferred, net (2)	(24)	(84)
Depreciation on real estate assets	28,821	27,452
Depreciation on rental homes	2,501	2,657
Amortization of in-place leases	1,052	1,032
Depreciation on unconsolidated joint ventures	373	447
FFO available for Common Stock and OP Unit holders (3)	98,185	93,057
Transaction costs (4)	—	104
Insurance proceeds due to catastrophic weather event (5)	(286)	—
Normalized FFO available for Common Stock and OP Unit holders(3)	97,899	93,161
Non-revenue producing improvements to real estate	(8,764)	(7,160)
FAD available for Common Stock and OP Unit holders (3)	$89,135	$86,001

Net income available per Common Share - Basic	$0.68	$0.66
Net income available per Common Share - Fully Diluted	$0.68	$0.65

FFO per Common Share & OP Units-Basic	$1.04	$1.00
FFO per Common Share & OP Units-Fully Diluted	$1.04	$1.00

Normalized FFO per Common Share & OP Units-Basic	$1.04	$1.01
Normalized FFO per Common Share & OP Units-Fully Diluted	$1.04	$1.00

Average Common Stock - Basic	88,524	86,048
Average Common Stock and OP Units - Basic	94,352	92,636
Average Common Stock and OP Units - Fully Diluted	94,577	93,011

___________________________

1.
The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and all related amendments, effective January 1, 2018. Upon adoption, right-to-use upfront nonrefundable payments will be recognized on a straight-line basis over 20 years to reflect our current estimated customer life for the majority of our upgrade contracts. The amount shown represents the deferral of a substantial portion of current period upgrade sales, offset by amortization of prior period sales.

2.
The deferred commissions will be amortized using the same method as used for the related non-refundable upfront payments from the entry of right-to-use contracts and upgrade sales. The amount shown represents the deferral of a substantial portion of current period commissions on those contracts, offset by the amortization of prior period commissions.

3.
See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for Non-GAAP financial measure definitions of FFO, Normalized FFO and FAD and for a definition of Non-revenue producing improvements.

4.
The Company adopted ASU 2017-01, Business Combinations, effective January 1, 2018. Upon adoption, transaction costs related to asset acquisitions are capitalized. All acquisitions completed subsequent to January 1, 2018 were determined by the Company to be asset acquisitions and, as such, the related transaction costs were capitalized. Transaction costs related to 2017 acquisitions, occurring prior to the adoption of this guidance, are included in General and administrative on the Consolidated Income Statement on page 4.

5.	Represents insurance recovery revenue in excess of expenses related to Hurricane Irma.

1Q 2018 Supplemental information	7	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended
	March 31,
	2018	2017
Community base rental income (2)	$126.7	$120.7
Rental home income	3.5	3.6
Resort base rental income (3)	64.3	61.1
Right-to-use annual payments	11.5	11.3
Right-to-use contracts current period, gross	3.2	3.2
Utility and other income (4)	25.5	22.1
Property operating revenues	234.7	222.0

Property operating, maintenance and real estate taxes (4)	89.0	82.1
Rental home operating and maintenance	1.4	1.6
Sales and marketing, gross	2.8	2.7
Property operating expenses	93.2	86.4
Income from property operations, excluding deferrals and property management (1)	$141.5	$135.6

Manufactured home site figures and occupancy averages:
Total sites	71,328	70,992
Occupied sites	67,372	66,641
Occupancy %	94.5%	93.9%
Monthly base rent per site	$626	$604

Resort base rental income:
Annual	$35.2	$32.1
Seasonal	19.0	18.5
Transient	10.1	10.5
Total resort base rental income	$64.3	$61.1

_________________________

1.
Excludes property management and the GAAP deferral of right-to-use contract upfront payments and related commissions, net. See page 4 for the Consolidated Income Statement and see Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for Non-GAAP measure definitions and reconciliation of Income from property operations, excluding deferrals and property management to Net income available to Common Stockholders.

2.	See the manufactured home site figures and occupancy averages below within this table.

3.	See resort base rental income detail included below within this table.

4.
Includes impact for Hurricane Irma. Utility and other income includes insurance recovery revenues of $3.5 million, including $1.0 million which we have identified as business interruption, for the quarter ended March 31, 2018. Property operating, maintenance and real estate taxes includes debris removal and cleanup costs of $2.4 million for the quarter ended March 31, 2018.

1Q 2018 Supplemental information	8	Equity LifeStyle Properties, Inc.

2018 Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended
	March 31,		%
	2018	2017	Change (2)
Community base rental income (3)	$126.3	$120.7	4.7%
Rental home income	3.5	3.6	(2.5)%
Resort base rental income (4)	62.0	57.7	7.5%
Right-to-use annual payments	11.5	11.3	2.3%
Right-to-use contracts current period, gross	3.2	3.2	(1.4)%
Utility and other income (5)	24.1	21.9	10.0%
Property operating revenues	230.6	218.4	5.6%

Property operating, maintenance and real estate taxes (5)	87.1	80.7	8.0%
Rental home operating and maintenance	1.4	1.6	(8.1)%
Sales and marketing, gross	2.8	2.7	4.5%
Property operating expenses	91.3	85.0	7.6%
Income from property operations, excluding deferrals and property management (1)	$139.3	$133.4	4.4%
Occupied sites (6)	67,158	66,756

Core manufactured home site figures and occupancy averages:
Total sites	70,874	70,864
Occupied sites	67,054	66,641
Occupancy %	94.6%	94.0%
Monthly base rent per site	$628	$604

Resort base rental income:
Annual	$33.9	$31.8	6.8%
Seasonal	18.7	17.1	9.0%
Transient	9.4	8.8	7.1%
Total resort base rental income	$62.0	$57.7	7.5%

___________________________

1.
Excludes property management and the GAAP deferral of right-to-use contract upfront payments and related commissions, net. See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definitions of Non-GAAP measures Income from property operations, excluding deferrals and property management, and Core.

2.	Calculations prepared using actual results without rounding.

3.	See the Core manufactured home site figures and occupancy averages included below within this table.

4.	See resort base rental income detail included below within this table.

5.
Includes impact for Hurricane Irma. Utility and other income includes insurance recovery revenues of $2.2 million. Property operating, maintenance and real estate taxes includes debris removal and cleanup costs of $2.2 million.

6.	Occupied sites are presented as of the end of the period. Occupied sites have increased by 65 from 67,093 at December 31, 2017.

1Q 2018 Supplemental information	9	Equity LifeStyle Properties, Inc.

Non-Core - Income from Property Operations (1)

(In millions, unaudited)

Quarter Ended
March 31, 2018
Community base rental income	$0.4
Resort base rental income	2.3
Utility income and other property income (2)	1.4
Property operating revenues	4.1

Property operating expenses (2)	1.9
Income from property operations, excluding deferrals and property management	$2.2

______________________

1.	See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for a definition of Non-Core.

2.
Includes impact of Hurricane Irma. Utility and other property includes insurance recovery revenues of $1.2 million, including proceeds which we have identified as business interruption. Property operating expenses includes debris removal and cleanup costs of $0.2 million.

1Q 2018 Supplemental information	10	Equity LifeStyle Properties, Inc.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended
	March 31,
	2018	2017
Manufactured homes:
New home	$7.5	$6.6
Used home	4.3	5.8
Rental operations revenues (1)	11.8	12.4
Rental operations expense	1.4	1.6
Income from rental operations	10.4	10.8
Depreciation on rental homes	2.5	2.7
Income from rental operations, net of depreciation (2)	$7.9	$8.1

Occupied rentals: (3)
New	2,592	2,467
Used	1,777	2,297
Total occupied rental sites	4,369	4,764

	As of
	March 31, 2018		March 31, 2017
Cost basis in rental homes: (4)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$136.0	$108.5	$128.3	$104.2
Used	41.1	21.6	50.0	30.1
Total rental homes	$177.1	$130.1	$178.3	$134.3

__________________________

1.
For the quarters ended March 31, 2018 and 2017, approximately $8.3 million and $8.8 million, respectively, of the rental operations revenue are included in the Community base rental income in the Consolidated Income from Property Operations table on page 8. The remainder of the rental operations revenue is included in the Rental home income in the Consolidated Income from Property Operations table on page 8.

2.	See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for the Non-GAAP measure definition of Income from rental operations, net of depreciation.

3.
Occupied rentals as of the end of the period in our Core portfolio. Included in the quarters ended March 31, 2018 and 2017 are 276 and 228 homes rented through our ECHO joint venture, respectively. For the three months ended March 31, 2018 and 2017, the rental home investment associated with our ECHO joint venture totals approximately $9.4 million and $8.0 million, respectively.

4.
Includes both occupied and unoccupied rental homes. New home cost basis does not include the costs associated with our ECHO joint venture. At March 31, 2018 and 2017, our investment in the ECHO joint venture was approximately $15.8 million and $15.3 million, respectively.

1Q 2018 Supplemental information	11	Equity LifeStyle Properties, Inc.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of March 31, 2018
Sites
Community sites	71,800
Resort sites:
Annuals	27,800
Seasonal	11,200
Transient	11,200
Membership (1)	24,100
Joint Ventures (2)	5,900
Total	152,000

Home Sales - Select Data
	Quarters Ended
	March 31,
	2018	2017
Total New Home Sales Volume (3)	130	120
New Home Sales Volume - ECHO joint venture	18	37
New Home Sales Gross Revenues (3)	$6,736	$4,943

Total Used Home Sales Volume	241	285
Used Home Sales Gross Revenues	$1,573	$2,084

Brokered Home Resales Volume	193	168
Brokered Home Resale Revenues, net	$282	$242

__________________________

1.	Sites primarily utilized by approximately 106,900 members. Includes approximately 5,800 sites rented on an annual basis.

2.	Joint ventures have approximately 2,700 annual Sites, 400 seasonal Sites, 500 transient Sites and includes approximately 2,300 marina slips.

3.	Total new home sales volume includes home sales from our ECHO joint venture. New home sales gross revenues does not include the revenues associated with our ECHO joint venture.

1Q 2018 Supplemental information	12	Equity LifeStyle Properties, Inc.

2018 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2018 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (viii) completion of pending transactions in their entirety and on assumed schedule; (ix) ongoing legal matters and related fees; and (x) costs to restore property operations and potential revenue losses following storms or other unplanned events.

(In millions, except per share data, unaudited)

	Quarter Ending	Year Ending
	June 30, 2018	December 31, 2018
Income from property operations, excluding deferrals and property management - 2018 Core (2)	$125.4	$528.9
Income from property operations - Non-Core (3)	2.2	11.2
Property management and general and administrative	(22.2)	(86.2)
Other income and expenses	4.0	15.5
Financing costs and other	(26.2)	(104.1)
Normalized FFO available for Common Stock and OP Unit holders (4)	83.2	365.3
Insurance proceeds due to catastrophic weather event	—	0.3
FFO available for Common Stock and OP Unit holders (4)	83.2	365.6
Depreciation on real estate and other	(30.7)	(122.0)
Depreciation on rental homes	(2.5)	(10.0)
Deferral of right-to-use contract sales revenue and commission, net	(1.1)	(4.4)
Income allocated to non-controlling interest-Common OP Units	(2.9)	(13.7)
Net income available for Common Stockholders	$46.0	$215.5

Net income per Common Share - fully diluted (5)	$0.49 - $0.55	$2.37 - $2.47
FFO per Common Share - fully diluted	$0.85 - $0.91	$3.81 - $3.91
Normalized FFO per Common Share - fully diluted	$0.85 - $0.91	$3.81 - $3.91

Weighted average Common Stock outstanding - fully diluted	94.6	94.7

_____________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual Normalized FFO available for Common Stock and OP Unit holders, Normalized FFO per Common Share, FFO available for Common Stock and OP Unit holders, FFO per Common Share, Net income available for Common Stockholders and Net income per Common Share could vary materially from amounts presented above if any of our assumptions is incorrect.

2.
See page 14 for 2018 Core Guidance Assumptions. Amount represents 2017 income from property operations, excluding deferrals and property management, from the 2018 Core properties of $119.2 million multiplied by an estimated growth rate of 5.2% and $505.5 million multiplied by an estimated growth rate of 4.6% for the quarter ending June 30, 2018 and year ending December 31, 2018, respectively.

3.	See page 14 for the 2018 Assumptions regarding the Non-Core properties.

4.	See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definitions of Normalized FFO and FFO.

5.	Net income per fully diluted Common Share is calculated before Income allocated to non-controlling interest-Common OP Units.

1Q 2018 Supplemental information	13	Equity LifeStyle Properties, Inc.

2018 Core Guidance Assumptions (1)
(In millions, unaudited)

	Quarter Ended	Second Quarter 2018	Year Ended	2018
	June 30, 2017	Growth Factors (2)	December 31, 2017	Growth Factors (2)
Community base rental income	$121.8	4.5%	$489.1	4.4%
Rental home income	3.6	(4.4)%	14.3	(3.4)%
Resort base rental income (3)	48.2	6.3%	211.1	6.0%
Right-to-use annual payments	11.4	1.4%	45.8	1.3%
Right-to-use contracts current period, gross	3.8	(7.7)%	14.1	(3.6)%
Utility and other income	20.5	5.2%	92.0	(4.6)%
Property operating revenues	209.3	4.4%	866.4	3.4%

Property operating, maintenance, and real estate taxes	85.5	3.5%	342.9	1.8%
Rental home operating and maintenance	1.7	(7.2)%	6.6	(7.3)%
Sales and marketing, gross	2.9	8.7%	11.4	0.4%
Property operating expenses	90.1	3.5%	360.9	1.6%
Income from property operations, excluding deferrals and property management	$119.2	5.2%	$505.5	4.6%

Resort base rental income:
Annual	$32.6	6.8%	$131.7	6.2%
Seasonal	4.4	6.0%	33.6	5.8%
Transient	11.2	5.0%	45.8	5.5%
Total resort base rental income	$48.2	6.3%	$211.1	6.0%

2018 Assumptions Regarding Non-Core Properties (1)
(In millions, unaudited)

	Quarter Ending	Year Ending
	June 30, 2018 (4)	December 31, 2018 (4)
Community base rental income	$1.2	$4.0
Resort base rental income	3.0	14.1
Utility income and other property income	1.0	4.3
Property operating revenues	5.2	22.4

Property operating, maintenance, and real estate taxes	3.0	11.2
Property operating expenses	3.0	11.2
Income from property operations, excluding deferrals and property management	$2.2	$11.2

_____________________________________

1.	See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for a definition of Core and Non-Core properties.

2.
Management’s estimate of the growth of property operations in the 2018 Core Properties compared to actual 2017 performance. Represents our estimate of the mid-point of a range of possible outcomes. Calculations prepared using actual results without rounding. Actual growth could vary materially from amounts presented above if any of our assumptions is incorrect.

3.	See Resort base rental income table included below within this table.

4.
Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome for the Non-Core properties. Actual income from property operations for the Non-Core properties could vary materially from amounts presented above if any of our assumptions is incorrect.

1Q 2018 Supplemental information	14	Equity LifeStyle Properties, Inc.

Right-To-Use Memberships - Select Data

(In thousands, except member count, number of Thousand Trails Camping Pass, number of annuals and number of upgrades, unaudited)

	Year Ended December 31,
	2014	2015	2016	2017	2018 (1)
Member Count (2)	96,130	102,413	104,728	106,456	108,400
Thousand Trails Camping Pass (TTC) Origination (3)	18,187	25,544	29,576	31,618	33,500
TTC Sales	10,014	11,877	12,856	14,128	15,100
RV Dealer TTC Activations	8,173	13,667	16,720	17,490	18,400
Number of annuals (4)	5,142	5,470	5,756	5,843	6,000
Number of upgrade sales (5)	2,978	2,687	2,477	2,514	2,500

Right-to-use annual payments	$44,860	$44,441	$45,036	$45,798	$46,400
Resort base rental income from annuals	$12,491	$13,821	$15,413	$16,841	$18,600
Resort base rental income from seasonals/transients	$13,894	$15,795	$17,344	$18,231	$19,600
Upgrade contract initiations (6)	$13,892	$12,783	$12,312	$14,130	$13,600
Utility and other income	$2,455	$2,430	$2,442	$2,254	$2,300

________________________________

1.
Guidance estimate. Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome. Actual figures could vary materially from amounts presented above if any of our assumptions is incorrect.

2.	Members have entered into right-to-use contracts with us that entitle them to use certain properties on a continuous basis for up to 21 days.

3.	TTCs allow access to any of five geographic areas in the United States.

4.	Members who rent a specific site for an entire year in connection with their right-to-use contract.

5.
Existing customers that have upgraded agreements are eligible for longer stays, can make earlier reservations, may receive discounts on rental units, and may have access to additional properties. Upgrades require a non-refundable upfront payment.

6.	Revenues associated with contract upgrades, included in Right-to-use contracts current period, gross, on our Consolidated Income Statement on page 4.

1Q 2018 Supplemental information	15	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of March 31, 2018

	Total Common Stock/Units	% of Total Common Stock/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$2,064	91.2%
Unsecured Debt			200	8.8%
Total Debt (1)			$2,264	100.0%	21.4%

Common Stock	88,738,205	93.8%
OP Units	5,827,262	6.2%
Total Common Stock and OP Units	94,565,467	100.0%
Common Stock price at March 31, 2018	$87.77
Fair Value of Common Stock and OP Units			$8,300	100.0%
Total Equity			$8,300	100.0%	78.6%

Total Market Capitalization			$10,564		100.0%

_________________
1.    Excludes deferred financing costs of approximately $24.7 million.

1Q 2018 Supplemental information	16	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of March 31, 2018
(In thousands, unaudited)

Year	Secured Debt	Weighted Average Interest Rate		Unsecured Debt	Weighted Average Interest Rate	Total Debt	% of Total Debt	Weighted Average Interest Rate
2018	3,020	8.00%		—	—%	3,020	0.13%	8.00%
2019	196,170	6.27%		—	—%	196,170	8.68%	6.27%
2020	118,870	6.14%		—	—%	118,870	5.26%	6.14%
2021	186,181	5.01%		—	—%	186,181	8.24%	5.01%
2022	145,441	4.59%		—	—%	145,441	6.43%	4.59%
2023	107,930	5.09%		200,000	3.05%	307,930	13.62%	3.77%
2024	—	—%		—	—%	—	—%	—%
2025	104,990	3.45%		—	—%	104,990	4.64%	3.45%
2026	—	—%		—	—%	—	—%	—%
2027	—	—%		—	—%	—	—%	—%
Thereafter	1,198,104	4.23%		—	—%	1,198,104	53.00%	4.23%
Total	$2,060,706	4.64%		$200,000	3.05%	$2,260,706	100.0%	4.50%

Unsecured Line of Credit (2)	—			—		—

Note Premiums	2,896			—		2,896

Total Debt	2,063,602			200,000		2,263,602

Deferred Financing Costs	(23,096)			(1,617)		(24,713)

Total Debt, net	2,040,506	4.70%	(1)	198,383	3.05%	$2,238,889		4.60%	(1)

Average Years to Maturity	13.1			5.2		12.4

__________________

1.	Reflects effective interest rate including amortization of note premiums and amortization of deferred loan cost for secured, unsecured and total debt.

2.	Reflects outstanding balance on the Line of Credit as of March 31, 2018. The Line of Credit matures in October 2021.

1Q 2018 Supplemental information	17	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Other Terms

This document contains certain Non-GAAP measures used by management that we believe are helpful in understanding our business, as further discussed in the paragraphs below. We believe investors should review these Non-GAAP measures along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these Non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These Non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.
FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains and actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, impairments, if any, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of non-refundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) acquisition and other transaction costs related to business combinations; and d) other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of depreciation, amortization, impairments, if any, and actual or estimated gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt, property acquisition and other transaction costs related to business combinations from Normalized FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING DEFERRALS AND PROPERTY MANAGEMENT. We define Income from property operations, excluding deferrals and property management as rental income, utility income and right-to-use income less property operating and maintenance expenses, real estate tax, sales and marketing expenses, property management and the GAAP deferral of right-to-use contract upfront payments and related commissions, net. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our manufactured home and RV communities.

1Q 2018 Supplemental information	18	Equity LifeStyle Properties, Inc.

The following table reconciles Net income available for Common Stockholders to Income from property operations (amounts in thousands):

	Quarters Ended
	March 31,
	2018	2017
Net income available for Common Stockholders	$60,222	$56,888
Perpetual preferred stock dividends and original issuance costs	—	2,297
Income allocated to non-controlling interests - Common OP Units	3,955	3,890
Equity in income of unconsolidated joint ventures	(1,195)	(1,150)
Income before equity in income of unconsolidated joint ventures	$62,982	$61,925
Right-to-use upfront payments, deferred, net	1,285	775
Gross revenues from home sales	(8,309)	(7,027)
Brokered resale revenues and ancillary services revenues, net	(1,401)	(1,661)
Interest income	(1,950)	(1,770)
Income from other investments, net	(940)	(757)
Right-to-use contract commissions, deferred, net	(24)	(84)
Property management	13,681	12,560
Depreciation on real estate and rental homes	31,322	30,109
Amortization of in-place leases	1,052	1,032
Cost of homes sales	8,574	7,119
Home selling expenses	1,075	925
General and administrative	8,038	7,373
Other expenses, including property rights initiatives	343	219
Interest and related amortization	25,703	24,879
Income from property operations, excluding deferrals and property management	$141,431	$135,617
Right-to-use contracts, deferred and sales and marketing, deferred, net	(1,261)	(691)
Property management	(13,681)	(12,560)
Income from property operations	$126,489	$122,366
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION (EBITDA) AND ADJUSTED EBITDA. EBITDA is defined as net income or loss before interest income and expense, income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to business combinations; d) GAAP deferral of right-to-use contract upfront payments and related commissions, net; e) depreciation on unconsolidated joint ventures; f) impairments, if any; and g) other miscellaneous non-comparable items. EBITDA and Adjusted EBITDA provide us with an understanding of one aspect of earnings before the impact of investing and financing charges. We believe that EBITDA and Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure a company’s operating performance and they are used by rating agencies and other parties, including lenders, to evaluate our creditworthiness.

1Q 2018 Supplemental information	19	Equity LifeStyle Properties, Inc.

The following table reconciles Consolidated net income to EBITDA and Adjusted EBITDA (amounts in thousands):

	Quarters Ended
	March 31,
	2018	2017
Consolidated net income	$64,177	$63,075
Interest Income	(1,950)	(1,770)
Depreciation on real estate assets and rental homes	31,322	30,109
Amortization of in-place leases	1,052	1,032
Depreciation on corporate assets	343	289
Depreciation on unconsolidated joint ventures	373	447
Interest and related amortization	25,703	24,879
EBITDA	121,020	118,061
Right-to-use contract upfront payments, deferred, net	1,285	775
Right-to-use contract commissions, deferred, net	(24)	(84)
Transaction costs	—	104
Insurance proceeds due to catastrophic weather event	(286)	—
Adjusted EBITDA	$121,995	$118,856
CORE. The Core properties include properties we owned and operated during all of 2017 and 2018. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
NON-CORE. The Non-Core properties include all properties that were not owned and operated during all of 2017 and 2018. This includes, but is not limited to, two properties acquired during 2018, three properties acquired during 2017 and Fiesta Key and Sunshine Key RV Resorts.
INCOME FROM RENTAL OPERATIONS, NET OF DEPRECIATION. We use Income from rental operations, net of depreciation as an alternative measure to evaluate the operating results of our home rental program. Income from rental operations, net of depreciation, represents income from rental operations less depreciation expense on rental homes. We believe this measure is meaningful for investors as it provides a complete picture of the home rental program operating results including the impact of depreciation which affects our home rental program investment decisions.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that will not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture, and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

1Q 2018 Supplemental information	20	Equity LifeStyle Properties, Inc.